  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1997

                                                REGISTRATION NO. 333-22885
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                                  RAMBUS INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------
        DELAWARE                     3674                    77-0449233
     (STATE OR OTHER           (PRIMARY STANDARD          (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR          CLASSIFICATION CODE
      ORGANIZATION)                 NUMBER)

                              2465 LATHAM STREET
                            MOUNTAIN VIEW, CA 94040
                                (415) 903-3800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                                  GARY HARMON
                  VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                  RAMBUS INC.
                              2465 LATHAM STREET
                            MOUNTAIN VIEW, CA 94040
                                (415) 903-3800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:

         RICHARD J. CHAR, ESQ.                GORDON K. DAVIDSON, ESQ.
         GAIL C. HUSICK, ESQ.                EILEEN DUFFY ROBINETT, ESQ.
      J. MICHAEL ARRINGTON, ESQ.              JEFFERY L. DONOVAN, ESQ.
   WILSON SONSINI GOODRICH & ROSATI              FENWICK & WEST LLP
       PROFESSIONAL CORPORATION                 TWO PALO ALTO SQUARE
          650 PAGE MILL ROAD                 PALO ALTO, CALIFORNIA 94306
      PALO ALTO, CALIFORNIA 94304                  (415) 494-0600
            (415) 493-9300

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 145 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

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

                               EXPLANATORY NOTE

  The sole purpose of this Amendment is to file Exhibits to the Registration Statement. No changes have been made to the text of the Registration Statement other than to Item 16 (Exhibits and Financial Statement Schedule).

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Common Stock being registered hereby. All amounts are estimates except the SEC registration fee and the NASD filing fee.

                                                                    AMOUNT TO BE
                                                                      PAID BY
                                                                     REGISTRANT
                                                                    ------------
      SEC Registration Fee.........................................   $10,455
      NASD Filing Fee..............................................     3,950
      Nasdaq National Market Application Fee.......................      *
      Printing.....................................................      *
      Legal Fees and Expenses......................................      *
      Accounting Fees and Expenses.................................      *
      Director and Officer Liability Insurance.....................      *
      Blue Sky Fees and Expenses...................................      *
      Custodial Fees...............................................      *
      Transfer Agent and Registrar Fees............................      *
      Miscellaneous................................................      *
                                                                      -------
          Total....................................................     $ *
                                                                      =======

--------
* To be filed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Section 145 of the Delaware General Corporation Law Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article X of the Registrant's Amended and Restated Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for mandatory indemnifications of its directors and officers and permissible indemnifications of employees and offer agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and
directors. Reference is also made to Section   of the Underwriting Agreement,
which provides for the indemnification of officers, directors and controlling
persons of the Registrant against certain liabilities and Section   of the
Rights Agreement, which provides for the cross indemnification of certain of the Registrant's stockholders and the Registrant, its officers and directors against certain liabilities under the Securities Act or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  In the three years prior to the effective date of this Registration Statement, the Registrant has issued and sold the following unregistered securities:

  1. During the period from February 28, 1994 through February 28, 1997, the Registrant granted options to purchase an aggregate of 2,790,900 shares of Common Stock to directors, employees and consultants pursuant to the Registrant's 1990 Option Plan in reliance on Rule 701 promulgated under the Securities Act.

  2. On February 24, 1995, the Registrant issued and sold 1,882,353 shares of Series D Preferred Stock in a private placement to one accredited individual and to one institutional investor for an aggregate consideration of $8,000,000.25 in cash. Sales of Series D Preferred Stock were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

  3. On January 7, 1997, the Registrant issued a warrant to purchase up to 1,000,000 shares of Common Stock at an exercise price of $10.00 per share to Intel Corporation in connection with the development and licensing arrangement entered into between the two companies in November 1996. The warrant expires, if not earlier exercised, no later than January 7, 2005.

ITEM 16. EXHIBITS

  (A) EXHIBITS

   EXHIBIT
   NUMBER                         DESCRIPTION OF DOCUMENT
   -------                        -----------------------
    1.1+   Form of Underwriting Agreement (draft dated March 5, 1997).
    3.1*   Form of Amended and Restated Certificate of Incorporation of
            Registrant filed March  , 1997.
    3.2+   Certificate of Designation of Rights, Preferences and Privileges of
            Series E Participating Preferred Stock of Registrant.
    3.3**  Form of Amended and Restated Certificate of Incorporation of
            Registrant to be filed upon the closing of the Offering made under the Registration Statement.
    3.4+   Amended and Restated Bylaws of Registrant dated February 28, 1997.
    4.1**  Form of Registrant's Common Stock Certificate.
    4.2+   Amended and Restated Information and Registration Rights Agreement,
            dated as of January 7, 1997, between Registrant and the parties indicated therein.
    4.3+   Form of Preferred Shares Rights Agreement dated     , 1997.
    4.4+   Common Stock Purchase Warrant dated January 7, 1997.
    5.1**  Opinion of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation.
   10.1+   Form of Indemnification Agreement entered into by Registrant with each of its directors and executive officers.
   10.2*** Semiconductor Technology License Agreement, dated as of July 4,
            1991, between Registrant and NEC Corporation, including supplements and amendments thereto.
   10.3*** Semiconductor Technology License Agreement, dated as of December 9,
            1994, between Registrant and Goldstar Electron Co., Ltd, including supplements and amendments thereto.
   10.4*** Semiconductor Technology License Agreement, dated as of November 15,
            1996, between Registrant and Intel Corporation.
   10.5+   1990 Stock Plan, as amended, and related forms of agreements.
   10.6+   1997 Stock Plan and related forms of agreements.
   10.7+   1997 Employee Stock Purchase Plan and related forms of agreements.
   10.8**  Facilities Lease
   10.9**  Form of Promissory Note between the Registrant and certain executive officers.
   11.1+   Statement of computation of Net Loss Per Share and As Adjusted Net
            Loss Per Share.
   21.1+   .Subsidiaries of the Registrant.
   23.1+   Consent of Coopers & Lybrand L.L.P., Independent Auditors.
   23.2**  Consent of Wilson Sonsini Goodrich & Rosati, Professional
            Corporation (included in Exhibit 5.1)
   24.1+   Power of Attorney (See page II-5).
   27.1+   Financial Data Schedule.

--------
  * Final version filed with Delaware Secretary of State to be supplied by amendment.
 ** To be supplied by amendment.
*** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
  + Previously filed.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of this prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing, as specified in the Underwriting Agreement, certificates in such denomination and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON MARCH 11, 1997.

                                          Rambus Inc.

                                          By:       /s/ Gary G. Harmon
                                             ----------------------------------
                                                      GARY G. HARMON

  IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES STATED:

              SIGNATURE                        TITLE                 DATE

          Geoffrey R. Tate*
                                       President, Chief         March 11, 1997
-------------------------------------   Executive Officer
          GEOFFREY R. TATE*             and Director
                                        (principal
                                        executive officer)

    /s/    Gary G. Harmon              Vice President,          March 11, 1997
-------------------------------------   Finance and Chief
           GARY G. HARMON               Financial Officer
                                        (principal
                                        financial and
                                        accounting officer)

          William Davidow*
                                       Chairman of the          March 11, 1997
-------------------------------------   Board
           WILLIAM DAVIDOW

           Bruce Dunlevie*
                                       Director                 March 11, 1997
-------------------------------------
           BRUCE DUNLEVIE

          Michael Farmwald*
                                       Director                 March 11, 1997
-------------------------------------
          MICHAEL FARMWALD

              SIGNATURE                         TITLE                DATE

         Charles M. Geschke*
                                        Director                March 11, 1997
-------------------------------------
         CHARLES M. GESCHKE

           Mark Horowitz*
                                        Director                March 11, 1997
-------------------------------------
            MARK HOROWITZ

*By:      /s/ Gary G. Harmon
  ----------------------------------
            GARY G. HARMON
           Attorney-in-fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                  DESCRIPTION OF DOCUMENT                       PAGE
 -------                 -----------------------                   ------------
  1.1+   Form of Underwriting Agreement (draft dated March 5,
          1997).
  3.1*   Form of Amended and Restated Certificate of
          Incorporation of Registrant filed March  , 1997.
  3.2+   Certificate of Designation of Rights, Preferences and
          Privileges of Series E Participating Preferred Stock
          of Registrant.
  3.3**  Form of Amended and Restated Certificate of
          Incorporation of Registrant to be filed upon the
          closing of the Offering made under the Registration
          Statement.
  3.4+   Amended and Restated Bylaws of Registrant dated
          February 28, 1997.
  4.1**  Form of Registrant's Common Stock Certificate.
  4.2+   Amended and Restated Information and Registration
          Rights Agreement, dated as of January 7, 1997, between
          Registrant and the parties indicated therein.
  4.3+   Form of Preferred Shares Rights Agreement dated     ,
          1997.
  4.4+   Common Stock Purchase Warrant dated January 7, 1997.
  5.1**  Opinion of Wilson Sonsini Goodrich & Rosati,
          Professional Corporation.
 10.1+   Form of Indemnification Agreement entered into by
          Registrant with each of its directors and executive
          officers.
 10.2*** Semiconductor Technology License Agreement, dated as of
          July 4, 1991, between Registrant and NEC Corporation,
          including supplements and amendments thereto.
 10.3*** Semiconductor Technology License Agreement, dated as of
          December 9, 1994, between Registrant and Goldstar
          Electron Co., Ltd, including supplements and
          amendments thereto.
 10.4*** Semiconductor Technology License Agreement, dated as of
          November 15, 1996, between Registrant and Intel
          Corporation.
 10.5+   1990 Stock Plan, as amended, and related forms of
          agreements.
 10.6+   1997 Stock Plan and related forms of agreements.
 10.7+   1997 Employee Stock Purchase Plan and related forms of
          agreements.
 10.8**  Facilities Lease
 10.9**  Form of Promissory Note between the Registrant and
          certain executive officers.
 11.1+   Statement of computation of Net Loss Per Share and As
          Adjusted Net Loss Per Share.
 21.1+   Subsidiaries of the Registrant.
 23.1+   Consent of Coopers & Lybrand L.L.P., Independent
          Auditors.
 23.2**  Consent of Wilson Sonsini Goodrich & Rosati,
          Professional Corporation (included in Exhibit 5.1).
 24.1+   Power of Attorney (See page II-5).
 27.1+   Financial Data Schedule.

--------
  * Final version filed with Delaware Secretary of State to be supplied by amendment.
 ** To be supplied by amendment.
*** Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.
  + Previously filed.